LOAN AGREEMENT

                                        Between



                                  CITY OF CHULA VISTA

                                           And

                             SAN DIEGO GAS & ELECTRIC COMPANY

                                Dated as of August 1, 1996




                                      Relating to

                                      $38,900,000
                                  City of Chula Vista
                         Industrial Development Revenue Bonds
                          (San Diego Gas & Electric Company)
                                     1996 Series A








                                    LOAN AGREEMENT

                                   TABLE OF CONTENTS

                                                                    Page

PARTIES                                                                1
PREAMBLES
 1


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1               DEFINITION OF TERMS                          2
SECTION 1.2.              NUMBER AND GENDER                            2
SECTION 1.3               ARTICLES, SECTIONS, ETC                      2

                                    ARTICLE II

                                 REPRESENTATIONS

SECTION 2.1.              REPRESENTATIONS OF THE CITY                  2
SECTION 2.2.              REPRESENTATIONS OF THE BORROWER              3

                                   ARTICLE III

                   ISSUANCE OF THE BONDS; APPLICATION OF PROCEEDS

SECTION 3.1.       AGREEMENT TO ISSUE BONDS; APPLICATION OF
                   BOND PROCEEDS                                       4
SECTION 3.2.       INVESTMENT OF MONEYS IN FUNDS                       4
SECTION 3.3.       AMENDMENT OF DESCRIPTION OF THE PROJECT             4

                                   ARTICLE IV

                      LOAN TO BORROWER; REPAYMENT PROVISIONS

SECTION 4.1.       LOAN TO BORROWER                                    5
SECTION 4.2.       REPAYMENT AND PAYMENT OF OTHER
                   AMOUNTS PAYABLE                                     5
SECTION 4.3.       UNCONDITIONAL OBLIGATION                            7
SECTION 4.4.       ASSIGNMENT OF CITY'S RIGHTS                         7
SECTION 4.5.       AMOUNTS REMAINING IN FUNDS                          7
SECTION 4.6.       CREDIT FACILITY                                     8

                                   ARTICLE V

                         SPECIAL COVENANTS AND AGREEMENTS

SECTION 5.1.       RIGHT OF ACCESS TO THE PROJECT                      8
SECTION 5.2.       THE BORROWER'S MAINTENANCE OF ITS
                   EXISTENCE; ASSIGNMENTS                              8
SECTION 5.3.       RECORDS AND FINANCIAL STATEMENTS OF
                   BORROWER                                            9
SECTION 5.4.       MAINTENANCE AND REPAIR                              9
SECTION 5.5.       QUALIFICATION IN CALIFORNIA                        10
SECTION 5.6.       TAX EXEMPT STATUS OF BONDS                         10
SECTION 5.7        NOTICE OF RATE PERIODS                             11
SECTION 5.8        REMARKETING OF THE BONDS                           11
SECTION 5.9        NOTICES TO TRUSTEE AND CITY                        12
SECTION 5.10       CONTINUING DISCLOSURE                              12

                                  ARTICLE VI

                        EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.       EVENTS OF DEFAULT                                  13
SECTION 6.2.       REMEDIES ON DEFAULT                                14
SECTION 6.3.       AGREEMENT TO PAY ATTORNEYS' FEES AND
                   EXPENSES                                           15
SECTION 6.4.       NO REMEDY EXCLUSIVE                                15
SECTION 6.5.       NO ADDITIONAL WAIVER IMPLIED BY ONE
                   WAIVER                                             16

                                   ARTICLE VII

                                   PREPAYMENT

SECTION 7.1.       REDEMPTION OF BONDS WITH PREPAYMENT
                   MONEYS                                             16
SECTION 7.2.       OPTIONS TO PREPAY INSTALLMENTS                     16
SECTION 7.3.       MANDATORY PREPAYMENT                               16
SECTION 7.4.       AMOUNT OF PREPAYMENT                               17
SECTION 7.5.       NOTICE OF PREPAYMENT                               17

                                    ARTICLE VIII

                   NON-LIABILITY OF CITY; EXPENSES; INDEMNIFICATION

SECTION 8.1.       NON-LIABILITY OF CITY                             18
SECTION 8.2.       EXPENSES                                           18
SECTION 8.3.       INDEMNIFICATION                                    18

                                  ARTICLE IX

                                MISCELLANEOUS

SECTION 9.1.       NOTICES                                            19
SECTION 9.2.       SEVERABILITY                                       19
SECTION 9.3.       EXECUTION OF COUNTERPARTS                          19
SECTION 9.4.       AMENDMENTS, CHANGES AND MODIFICATIONS              19
SECTION 9.5.       GOVERNING LAW                                      19
SECTION 9.6.       AUTHORIZED BORROWER REPRESENTATIVE                 20
SECTION 9.7.       TERM OF THE AGREEMENT                              20
SECTION 9.8.       BINDING EFFECT                                     20

TESTIMONIUM                                                           21

SIGNATURES AND SEALS                                                  21

EXHIBIT A   Description of the Project                               A-1



                                 LOAN AGREEMENT


                 THIS LOAN AGREEMENT, dated as of August 1, 1996, by and between the CITY OF CHULA VISTA, a municipal corporation and charter city duly organized and existing under the laws and Constitution of the State of California (the "City"), and SAN DIEGO GAS & ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of California (the "Borrower"),

                               W I T N E S S E T H :

                 WHEREAS, the City is a municipal corporation and charter city, duly organized and existing under a freeholders' charter pursuant to which the City has the right and power to make and enforce all laws and regulations in accordance with and as more particularly provided in Sections 3, 5 and 7 of Article XI of the Constitution of the State of California and Section 200 of the Charter of the City (the "Charter"); and

                 WHEREAS, the City Council of the City, acting under and pursuant to the powers reserved to the City under Sections 3, 5 and 7 of
Article XI of the Constitution and Section 200 of the Charter, has enacted Chapter 3.48 of the Chula Vista Municipal Code, pursuant to Ordinance No. 1970 adopted on February 9, 1982, as amended from time to time (the "Law"), establishing a program to provide financial assistance for the acquisition, construction and installation of facilities for industrial, commercial or public utility purposes; and

                 WHEREAS, the Borrower has duly applied to the City for financial assistance to refinance the costs of acquisition, construction and installation of certain facilities for the distribution of electric energy as more fully described in Exhibit A hereto (the "Project") by prepaying a loan (the "Prior Loan") made to the Borrower with the proceeds of The City of San Diego Industrial Development Revenue Bonds (San Diego Gas & Electric Company) 1986 Series A (the "Prior Bonds"), resulting in the refunding of the Prior Bonds; and

                 WHEREAS, the City after due investigation and deliberation has determined that the Project and the refinancing thereof, and the resulting refunding of the Prior Bonds, will directly benefit the citizens of the City by substantially promoting the public interests recited in the Law and has adopted its resolutions authorizing the provision or lending of financial assistance to the Borrower to refinance the costs of acquisition, construction and installation of the Project and to prepay the Prior Loan, and the issuance and sale of its bonds, including its Industrial Development Revenue Bonds (San Diego Gas & Electric Company) 1996 Series A (the "Bonds"), for such purposes; and

                WHEREAS, the City proposes to assist in such refinancing upon the terms and conditions set forth herein;

                NOW, THEREFORE, in consideration of the premises and the respective representations and covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                   SECTION 1.1. DEFINITION OF TERMS. Unless the context otherwise requires, the terms used in this Agreement shall have the meanings specified in Section 1.01 of the Indenture of Trust, of even date herewith relating to the Bonds (the "Indenture"), by and between the City and First Trust of California, National Association, as trustee (the "Trustee"), as originally executed or as it may from time to time be supplemented or amended as provided therein.

                   SECTION 1.2. NUMBER AND GENDER. The singular form of any word used herein, including the terms defined in Section 1.01 of the Indenture, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

                   SECTION 1.3. ARTICLES, SECTIONS, ETC. Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivisions of this Agreement as originally executed. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole. The headings or titles of the several articles and sections, and the table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.


                                    ARTICLE II

                                  REPRESENTATIONS

                   SECTION 2.1. REPRESENTATIONS OF THE CITY. The City makes the following representations as the basis for its undertakings herein contained:

                   (a) The City is a municipal corporation and charter city in the State of California. Under the provisions of the Law, the City has the power to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder. The Project constitutes a "project" as that term is defined in the Law. By proper action, the City has been duly authorized to execute, deliver and duly perform this Agreement and the Indenture.

                   (b) To refinance the cost of the Project, the City will issue the Bonds which will mature, bear interest and be subject to redemption as set forth in the Indenture.

                   (c) The Bonds will be issued under and secured by the Indenture, pursuant to which the City's interest in this Agreement (except certain rights of the City to give approvals and consents and to receive payment for expenses and indemnification and certain other payments) will be pledged to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds.

                   (d) The City has not pledged and will not pledge its interest in this Agreement for any purpose other than to secure the Bonds under the Indenture.

                   (e) The City is not in default under any of the provisions of the laws of the State of California or the City's Charter which default would affect its existence or its powers referred to in subsection (a) of this Section 2.1.

                   (f) The City has found and determined and hereby finds and determines that all requirements of the Law with respect to the issuance of the Bonds and the execution of this Agreement and the Indenture have been complied with and that refinancing the Project by issuing the Bonds, refunding or replacing the Prior Bonds and entering into this Agreement and the Indenture will be in furtherance of the purposes of the Law.

                   (g) On May 21, 1996, the City Council of the City adopted Resolution No. 18302 authorizing the issuance and sale of the Bonds.

                   (h) On July 23, 1996, the City Council adopted Resolution No. 18384 authorizing the execution and delivery of a bond purchase agreement and official statement in connection with the sale of the Bonds.

                    SECTION 2.2. REPRESENTATIONS OF THE BORROWER. The Borrower makes the following representations as the basis for its undertakings herein contained:

                    (a) The Borrower is a corporation duly formed under the laws of the State of California, is in good standing in the State of California and has the power to enter into and has duly authorized, by proper corporate action, the execution and delivery of this Agreement and all other documents contemplated hereby to be executed by the Borrower.

                    (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof and thereof, conflicts with or results in a breach of any of the terms, conditions or provisions of the Borrower's Articles of Incorporation or By-laws or of any corporate actions or of any agreement or instrument to which the Borrower is now a party or by which it is bound, or constitutes a default (with due notice or the passage of time or both) under any of the foregoing, or results in the creation or imposition of any prohibited lien, charge or encumbrance whatsoever upon any of the property or assets of the Borrower under the terms of any instrument or agreement to which the Borrower is now a party or by which it is bound.

                    (c) The Project consists and will consist of those facilities described in Exhibit A hereto, and the Borrower shall make no changes to such portion of the Project or to the operation thereof which would affect the qualification of the Project as a "project" under the Law or impair the exemption from gross income of the interest on the Bonds for federal income tax purposes. In particular, the Borrower shall comply with all requirements of the San Diego Gas & Electric Company Engineering Certificate, dated the Issue Date (the "Engineering Certificate"), which is hereby incorporated by reference herein. The Project consists of facilities for the local furnishing of electric energy as described in the Engineering Certificate. The Borrower intends to utilize such portion of the Project as facilities for the local furnishing of electric energy throughout the foreseeable future.

                    (d) The Borrower has and will have title to the Project sufficient to carry out the purposes of this Agreement.

                    (e) The economic useful life of the Project is as set forth in the Engineering Certificate.

                    (f) All certificates, approvals, permits and authorizations with respect to the construction of the Project of agencies of applicable local governmental agencies, the State of California and the federal government have been obtained; and pursuant to such certificates, approvals, permits and authorizations the Project has been constructed and is in operation.


                                   ARTICLE III

                   ISSUANCE OF THE BONDS; APPLICATION OF PROCEEDS

                    SECTION 3.1. AGREEMENT TO ISSUE BONDS; APPLICATION OF BOND PROCEEDS. To provide funds to enable the Borrower to refinance a portion of the cost of the Project by prepaying the Prior Loan, the City agrees that it will issue under the Indenture, sell and cause to be delivered to the purchasers thereof, the Bonds, bearing interest as provided and maturing on the date set forth in the Indenture. The City will thereupon apply the proceeds received from the sale of the Bonds as provided in Section 3.02 of the Indenture.

                    SECTION 3.2. INVESTMENT OF MONEYS IN FUNDS. Any moneys in any fund held by the Trustee shall, at the written request of an Authorized Borrower Representative, be invested or reinvested by the Trustee as provided in the Indenture. Such investments shall be held by the Trustee and shall be deemed at all times a part of the fund from which such investments were made, and the interest accruing thereon and any profit or loss realized therefrom shall, except as otherwise provided in the Indenture, be credited or charged to such fund.

                    SECTION 3.3.  AMENDMENT OF DESCRIPTION OF THE
PROJECT.   In the event that the Borrower desires to amend or supplement the Project, as described in Exhibit A hereto, and the City approves of such amendment or supplement, the City will enter into, and will instruct the Trustee to consent to, such amendment or supplement upon receipt of:

                         (i) a certificate of an Authorized Borrower
Representative describing in detail the proposed changes and stating that they will not have the effect of disqualifying any component of the Project as a facility that may be financed pursuant to the Law;

                         (ii) a copy of the proposed form of amended or
supplemented Exhibit A hereto; and

                        (iii)  an Opinion of Bond Counsel that such
proposed changes will not affect the exclusion from gross income of interest on the Bonds for federal income tax purposes.


                                   ARTICLE IV

                     LOAN TO BORROWER; REPAYMENT PROVISIONS

                    SECTION 4.1. LOAN TO BORROWER. The City and the Borrower agree that the application of the proceeds of sale of the Bonds to refund and retire a portion of the Prior Bonds and the first mortgage bonds of the Borrower relating thereto will be deemed to be and treated for all purposes as a loan to the Borrower of an amount equal to the principal amount of the Bonds.

                    SECTION 4.2.  REPAYMENT AND PAYMENT OF OTHER AMOUNTS
PAYABLE.

                    (a) The Borrower covenants and agrees to pay to the Trustee as a Repayment Installment on the loan to the Borrower pursuant to Section 4.1 hereof, on each date provided in or pursuant to the Indenture for the payment of principal (whether at maturity or upon redemption or acceleration) of, premium, if any, and/or interest on the Bonds, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, in immediately available funds, for deposit in the Bond Fund, a sum equal to the amount then payable as principal (whether at maturity or upon redemption or acceleration), premium, if any, and interest upon the Bonds as provided in the Indenture.

                     Each payment required to be made pursuant to this
Section 4.2(a) shall at all times be sufficient to pay the total amount of interest and principal (whether at maturity or upon redemption or acceleration) and premium, if any, then payable on the Bonds; provided that any amount held by the Trustee in the Bond Fund on any due date for a Repayment Installment hereunder shall be credited against the installment due on such date to the extent available for such purpose; and provided further that, subject to the provisions of this paragraph, if at any time the amounts held by the Trustee in the Bond Fund are sufficient to pay all of the principal of and interest and premium, if any, on the Bonds as such payments become due, the Borrower shall be relieved of any obligation to make any further payments under the provisions of this Section. Notwithstanding the foregoing, if on any date the amount held by the Trustee in the Bond Fund is insufficient to make any required payments of principal of (whether at maturity or upon redemption or acceleration) and interest and premium, if any, on the Bonds as such payments become due, the Borrower shall forthwith pay such deficiency as a Repayment Installment hereunder.

                   The obligation of the Borrower to make any payment under this Section 4.2(a) with respect to the Bonds shall be deemed to have been satisfied to the extent of any corresponding payment by the Credit Provider under the Credit Facility, if any, for such Bonds.

                  (b) The Borrower also agrees to pay to the Trustee until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made as required by the Indenture, (i) the annual fee of the Trustee for its ordinary services rendered as trustee, and its ordinary expenses incurred under the Indenture, as and when the same become due,
(ii) the reasonable fees, charges and expenses of the Trustee, the Registrar and the reasonable fees of any paying agent on the Bonds as provided in the Indenture, as and when the same become due, (iii) the reasonable fees, charges and expenses of the Trustee for the necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, as and when the same become due.
The Borrower shall also pay the cost of printing any Bonds required to be furnished by the City.

                  (c) The Borrower also agrees to pay, within 60 days after receipt of request for payment thereof, all expenses required to be paid by the Borrower under the terms of the bond purchase agreement executed by it in connection with the sale of the Bonds, and all reasonable expenses of the City related to the financing of the Project which are not otherwise required to be paid by the Borrower under the terms of this Agreement; provided that the City shall have obtained the prior written approval of the Authorized Borrower Representative for any expenditures other than those provided for herein or in said bond purchase agreement.

                         The Borrower also agrees to pay to the City
within five days following the Issue Date an issuance fee in the amount of $97,250.00.

                 (d) The Borrower hereby agrees to provide or cause to be provided in immediately available funds, for deposit into the Bond Purchase Fund maintained by the Tender Agent, all amounts necessary to purchase Bonds tendered for purchase in accordance with Sections 2.01(d) and 2.01(e) of the Indenture.

                 (e) In the event the Borrower should fail to make any of the payments required by subsections (a) through (d) of this Section, such payments shall continue as obligations of the Borrower until such amounts shall have been fully paid. The Borrower agrees to pay such amounts, together with interest thereon until paid, to the extent permitted by law, at the rate of one percent (1%) per annum over the rate borne by any Bonds in respect of which such payments are required to be made pursuant to said subsection (a), and one percent (1%) per annum over the average rate then borne by the Bonds as to all other payments. Interest on overdue payments required under subsection
(a) or (d) above shall be paid to Bondholders as provided in the Indenture.

                 (f) Upon written request of the Trustee, the Borrower shall pay any Repayment Installment directly to the Paying Agent.

                 (g) Any unpaid obligation of the Borrower under subsections (b) through (e) of this Section 4.2 shall survive the payment and discharge of the Bonds and the termination of this Agreement.

                   SECTION 4.3.  UNCONDITIONAL OBLIGATION.  The
obligations of the Borrower to make the payments required by Section 4.2 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the City, and during the term of this Agreement, the Borrower shall pay absolutely net the payments to be made on account of the loan as prescribed in Section 4.2 and all other payments required hereunder, free of any deductions and without abatement, diminution or set-off. Until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made as required by the Indenture, the Borrower (i) will not suspend or discontinue any payments provided for in Section 4.2 hereof; (ii) will perform and observe all of its other covenants contained in this Agreement; and
(iii) will not terminate this Agreement for any cause, including, without limitation, the occurrence of any act or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of California or any political subdivision of either of these, or any failure of the City or the Trustee to perform and observe any covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture, except to the extent permitted by this Agreement.

                   SECTION 4.4. ASSIGNMENT OF CITY'S RIGHTS. As security for the payment of the Bonds, the City will assign to the Trustee the City's rights, but not its obligations, under this Agreement, including the right to receive payments hereunder (except (i) the rights of the City to receive notices under this Agreement, (ii) the right of the City to receive certain payments, if any, with respect to fees, expenses and indemnification and certain other purposes under Sections 4.2(c), 4.2(e), 6.3, 8.2 and 8.3 hereof, and (iii) the right of the City to give approvals or consents pursuant to this Agreement) and the City hereby directs the Borrower to make the payments required hereunder (except such payments for fees, expenses and indemnification) directly to the Trustee. The Borrower hereby assents to such assignment and agrees to pay the Repayment Installments directly to the Trustee (subject to the provisions of Section 4.2(f)) without defense or set-off by reason of any dispute between the Borrower and the City or the Trustee.

                   SECTION 4.5. AMOUNTS REMAINING IN FUNDS. It is agreed by the parties hereto that after payment in full of (i) the Bonds, or after provision for such payment shall have been made as provided in the Indenture, (ii) the fees and expenses of the City in accordance with this Agreement, (iii) the fees, charges and expenses of the Trustee, the Registrar and Paying Agents in accordance with the Indenture and this Agreement and (iv) all other amounts required to be paid under this Agreement and the Indenture, any amounts remaining in any fund held by the Trustee under the Indenture shall belong, subject to the requirements of Section 6.06 of the Indenture, to the Borrower and be paid to the Borrower by the Trustee.

                   SECTION 4.6. CREDIT FACILITY. No initial Credit Facility shall be provided with respect to the Bonds. The Borrower may provide and subsequently terminate or remove a Credit Facility with respect to the Bonds pursuant to the provisions of Section 5.07 of the Indenture; provided, however, that, except in connection with the redemption of Bonds, the Borrower shall not intentionally cause the termination or substitution of any Credit Facility with respect to Bonds during a Term Rate Period or a Variable Term Segment with respect to such Bonds. Not less than twenty-five days prior to the termination, removal, substitution or delivery of any Credit Facility with respect to the Bonds, the Borrower shall mail written notice of such termination, removal, substitution or delivery to the Trustee. Not less than fifteen days prior to the delivery of any substitute or new Credit Facility for the Bonds, the Borrower shall mail written notice of such substitution or delivery to each Rating Agency.


                                   ARTICLE V

                        SPECIAL COVENANTS AND AGREEMENTS

                  SECTION 5.1. RIGHT OF ACCESS TO THE PROJECT. The Borrower agrees that during the term of this Agreement the City, the Trustee and the duly authorized agents of either of them shall have the right at all reasonable times during normal business hours to enter upon the site of the Project described in Exhibit A hereto to examine and inspect such Project; provided, however, that this right is subject to federal and State of California laws and regulations applicable to such site. The rights of access hereby reserved to the City and the Trustee may be exercised only after such agent shall have executed release of liability (which release shall not limit any of the Borrower's obligations hereunder) and secrecy agreements if requested by the Borrower in the form then currently used by the Borrower, and nothing contained in this Section or in any other provision of this Agreement shall be construed to entitle the City or the Trustee to any information or inspection involving the confidential know-how of the Borrower.

                   SECTION 5.2. THE BORROWER'S MAINTENANCE OF ITS EXISTENCE; ASSIGNMENTS. (a) The Borrower agrees that during the term of this Agreement it will maintain its corporate existence in good standing and will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate or merge into it; provided, that the Borrower may, without violating the covenants contained in this Section, consolidate with or merge into another corporation, or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another corporation all or substantially all of its assets and thereafter dissolve, provided that (1) either (A) the Borrower is the surviving corporation or (B) the surviving, resulting or transferee corporation, as the case may be, (i) assumes and agrees in writing to pay and perform all of the obligations of the Borrower hereunder and
(ii) qualifies to do business in the State of California; and (2) the Borrower shall deliver to the Trustee an Opinion of Bond Counsel to the effect that such consolidation, merger or transfer and dissolution does not in and of itself adversely affect the exclusion from gross income for federal income tax purposes of interest on the Bonds.

                 (b) With the prior written consent of the City (which consent shall not be unreasonably withheld), the rights and obligations of the Borrower under this Agreement may be assigned by the Borrower, in whole or in part, subject, however, to each of the following conditions:

                          (i)   No assignment (other than pursuant to a
merger, consolidation or combination described in Section 5.2(a)) shall relieve the Borrower from primary liability for any of its obligations hereunder, and in the event of any assignment not pursuant to
Section 5.2(a), the Borrower shall continue to remain primarily liable for the payments specified in Section 4.2 hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by it.

                         (ii)   Any assignment from the Borrower shall
retain for the Borrower such rights and interests as will permit it to perform its obligations under this Agreement, and any assignee from the Borrower shall assume the obligations of the Borrower hereunder to the extent of the interest assigned.

                        (iii) The Borrower shall, within thirty days after delivery of such assignment, furnish or cause to be furnished to the City and the Trustee a true and complete copy of each such assignment together with an instrument of assumption.

                         (iv)    The Borrower shall cause to be
delivered to the City and the Trustee an Opinion of Bond Counsel that such assignment will not, in and of itself, result in the interest on the Bonds being determined to be includable in the gross income for federal income tax purposes of the owners thereof (other than a "substantial user" of the Project or a "related person" within the meaning of Section 103(b)(13) of the 1954 Code).

                   SECTION 5.3. RECORDS AND FINANCIAL STATEMENTS OF BORROWER. The Borrower agrees (a) to keep and maintain full and accurate accounts and records of its operations in accordance with generally accepted accounting principles, (b) to permit the Trustee for itself or on behalf of the holders of the Bonds and its designated officers, employees, agents and representatives to have access to such accounts and records and to make examinations thereof at all reasonable times and (c) upon request of the Trustee, to provide the Trustee with the Borrower's most recent audited financial statements.

                   SECTION 5.4. MAINTENANCE AND REPAIR. The Borrower agrees that as long as it owns the Project it will (i) maintain, or cause to be maintained, the Project in as reasonably safe condition as its operations shall permit and (ii) maintain, or cause to be maintained, the Project in good repair and in good operating condition, ordinary wear and tear excepted, making from time to time all necessary repairs thereto and renewals and replacements thereof.

                   SECTION 5.5. QUALIFICATION IN CALIFORNIA. The Borrower agrees that throughout the term of this Agreement it, or any successor or assignee as permitted by Section 5.2, will be qualified to do business in the State of California.

                   SECTION 5.6. TAX EXEMPT STATUS OF BONDS. (a) It is the intention of the parties hereto that interest on the Bonds shall be and remain excluded from gross income for federal income tax purposes. To that end, the covenants and agreements of the City and the Borrower in this Section and in the Tax Certificate are for the benefit of the Trustee and each and every person who at any time will be a holder of the Bonds. Without limiting the generality of the foregoing, the Borrower and the City agree that there shall be paid from time to time all amounts required to be rebated to the United States pursuant to
Section 148(f) of the Code and any temporary, proposed or final Treasury Regulations as may be applicable to the Bonds from time to time. This covenant shall survive payment in full or defeasance of the Bonds. The Borrower specifically covenants to pay or cause to be paid for and on behalf of the City to the United States at the times and in the amounts determined under Section 6.06 of the Indenture the Rebate Requirement as described in the Tax Certificate. The City shall not be liable to make any such payment except from funds provided by the Borrower for such purpose.

                 (b) The City covenants and agrees that it has not taken and will not take any action which results in interest to be paid on the Bonds being included in gross income of the holders of the Bonds for federal income tax purposes, and the Borrower covenants and agrees that it has not taken or permitted to be taken and will not take or permit to be taken any action which will cause the interest on the Bonds to become includable in gross income for federal income tax purposes; provided that neither the Borrower nor the City shall have violated these covenants if interest on any of the Bonds becomes taxable to a person solely because such person is a "substantial user" of the Project or a "related person" within the meaning of Section 103(b)(13) of the 1954 Code; and provided further that none of the covenants and agreements herein contained shall require either the Borrower or the City to enter an appearance or intervene in any administrative, legislative or judicial proceeding in connection with any changes in applicable laws, rules or regulations or in connection with any decisions of any court or administrative agency or other governmental body affecting the taxation of interest on the Bonds. The Borrower acknowledges having read Section 6.06 of the Indenture and agrees to perform all duties imposed on it by such Section, by this Section and by the Tax Certificate. Insofar as Section 6.06 of the Indenture and the Tax Certificate impose duties and responsibilities on the City or the Borrower, they are specifically incorporated herein by reference.

                   (c)   Notwithstanding any provision of this Section
5.6 or Section 6.06 of the Indenture, if the Borrower shall provide to the City and the Trustee an Opinion of Bond Counsel to the effect that any specified action required under this Section 5.6 and Section 6.06 of the Indenture is no longer required or that some further or different action is required to maintain the exclusion from federal income tax of interest on the Bonds, the Borrower, the Trustee and the City may conclusively rely on such opinion in complying with the requirements of this Section, and the covenants set forth in this Section 5.6 shall be deemed to be modified to that extent.

                   SECTION 5.7. NOTICE OF RATE PERIODS. The Borrower shall designate and give timely written notice to the Trustee as required by the Indenture prior to any change in Rate Periods for the Bonds. In addition, if the Borrower shall elect to change Rate Periods in accordance with the Indenture and the Bonds under circumstances requiring the delivery of an Opinion of Bond Counsel, the Borrower shall deliver such opinion to the Trustee concurrently with the giving of notice with respect thereto, and no such change shall be effective without an Opinion of Bond Counsel to the effect that such change is authorized or permitted by the Indenture and the Law and will not adversely affect the Tax-Exempt status of the interest on the Bonds.

                   SECTION 5.8.  REMARKETING OF THE BONDS.

                  (a) The Borrower agrees to perform all obligations and duties required of it by the Indenture with respect to the remarketing of the Bonds, and, to appoint as set forth below a Remarketing Agent and a Tender Agent meeting the qualifications and otherwise meeting the requirements set forth in this Section 5.8.

                  (b)    Tender Agent.

                  (i) Appointment and Duties: In order to carry out the duties and obligations of the Tender Agent contained in the Indenture, the Borrower shall appoint a Tender Agent or Tender Agents in order to carry out such duties and obligations, subject to the conditions set forth below. Each Tender Agent shall designate to the Trustee its principal office and signify its acceptance of the duties and obligations imposed upon it under the Indenture by entering into a Tender Agreement with the Borrower and such other parties as shall be appropriate, which may be combined with a Remarketing Agreement into a single document, delivered to the City, the Trustee, the Borrower and the Remarketing Agent, under which the Tender Agent shall agree, particularly (but without limitation): (A) to perform the duties and comply with the requirements imposed upon it by the Tender Agreement, the Indenture and this Agreement; and (B) to keep such books and records with respect to its activities as Tender Agent as shall be consistent with prudent industry practice and to make such books and records available for inspection by the City, the Trustee and the Borrower at all reasonable times.

                  (ii) Qualifications: The Tender Agent shall be a financial institution organized and doing business under the laws of the United States or of a state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000), and subject to supervision or examination by federal or state authority. If such financial institution publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purposes of this Section the combined capital and surplus of such financial institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                 (c) Remarketing Agent. In order to carry out the duties and obligations contained in the Indenture, the Borrower, by an instrument in writing (which may be the Remarketing Agreement) signed by an Authorized Borrower Representative, shall select the Remarketing Agent for the Bonds subject to the conditions set forth below. The Remarketing Agent shall designate to the Trustee its principal office and signify its acceptance of the duties and obligations imposed upon it under the Indenture by a written instrument of acceptance (which may be the execution of a Remarketing Agreement) delivered to the City, the Trustee and the Borrower under which the Remarketing Agent shall agree, particularly (but without limitation): (i) to perform the duties and comply with the requirements imposed upon it by the Remarketing Agreement, the Indenture and this Agreement; and (ii) to keep such books and records with respect to its activities as Remarketing Agent as shall be consistent with prudent industry practice and to make such books and records available for inspection by the City, the Trustee and the Borrower at all reasonable times.

                 (d) Remarketing Agreement. In order to provide for the remarketing of the Bonds, the Borrower shall enter into a Remarketing Agreement with the Remarketing Agent and such other parties as shall be appropriate, which may be combined with a Tender Agreement into a single document. The Remarketing Agreement shall include the following: (i) a requirement that the Remarketing Agreement shall not be terminated by the Borrower without cause for a period of at least six months after the effective date thereof; and (ii) a statement to the effect that the Remarketing Agent is not acting in an agency capacity with respect to the Borrower in establishing interest rates and Rate Periods as described in Section 2.01 of the Indenture, but is acting as agent of the City pursuant to the Law with respect to such functions.

                   SECTION 5.9. NOTICES TO TRUSTEE AND CITY. The Borrower hereby agrees to provide the Trustee and the City with notice of any event of which it has knowledge which, with the passage of time or the giving of notice, would be an Event of Default, such notice to include a description of the nature of such event and what steps are being taken to remedy such Event of Default.

                   SECTION 5.10. CONTINUING DISCLOSURE. The Borrower hereby covenants and agrees, upon the adjustment of the Rate Period for the Bonds to a Term Rate Period pursuant to Section 2.01(c)(iv) of the Indenture and the remarketing of such Bonds in accordance with the Indenture, to comply with the continuing disclosure requirements for the Bonds as promulgated under Rule 15c2-12, as it may from time to time hereafter be amended or supplemented. Notwithstanding any other provision of this Agreement, failure of the Borrower to comply with the requirements of Rule 15c2-12 applicable to the Bonds, as it may from time to time hereafter be amended or supplemented, shall not be considered an Event of Default hereunder or under the Indenture; however, the Trustee may (and, at the request of the Remarketing Agent or the holders of at least 25% aggregate principal amount of Outstanding Bonds, shall) or any Bondholder or beneficial owner of any Bonds may take such actions as may be necessary and appropriate, including seeking mandate or specific performance by court order, to cause the Borrower to comply with its obligations pursuant to this Section 5.10.


                                   ARTICLE VI

                        EVENTS OF DEFAULT AND REMEDIES

                   SECTION 6.1. EVENTS OF DEFAULT. Any one of the following which occurs and continues shall constitute an Event of Default pursuant to this Agreement:

                 (a) failure by the Borrower to pay any amounts required to be paid under Section 4.2(a) or 4.2(d) hereof at the times required to avoid causing an Event of Default pursuant to the Indenture; or

                 (b) failure of the Borrower to observe and perform any covenant, condition or agreement on its part required to be observed or performed by this Agreement, other than making the payments referred to in (a) above, which continues for a period of 60 days after written notice, which notice shall specify such failure and request that it be remedied, given to the Borrower by the City or the Trustee, unless the City and the Trustee shall agree in writing to an extension of such time; provided, however, that if the failure stated in the notice cannot be corrected within such period, the City and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within such period and diligently pursued until the default is corrected; or

                 (c)    an Act of Bankruptcy of the Borrower; or

                 (d) a default under any Credit Facility if the Credit Provider notifies the Trustee in writing that such default shall be treated as an Event of Default hereunder.

The provisions of subsection (b) of this Section are subject to the limitation that the Borrower shall not be deemed in default if and so long as the Borrower is unable to carry out its agreements hereunder by reason of strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State of California or any of their departments, agencies, or officials, or any civil or military authority; insurrections, riots, epidemics, landslides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Borrower; it being agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Borrower, and the Borrower shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Borrower, unfavorable to the Borrower. This limitation shall not apply to any default under subsections (a), (c) or (d) of this Section.

                SECTION 6.2. REMEDIES ON DEFAULT. Whenever any Event of Default shall have occurred and shall continue, the following remedies may be pursued:

                 (a) The Trustee may, and upon the written request of any Credit Provider or the holders of not less than 25% in aggregate principal amount of Bonds then outstanding, shall, by notice in writing delivered to the Borrower with copies of such notice being sent to the City and each Credit Provider, declare the unpaid balance of the loan payable under Section 4.2(a) of this Agreement and the interest accrued thereon to be immediately due and payable and such principal and interest shall thereupon become and be immediately due and payable. Upon any such acceleration, the Bonds shall be subject to mandatory redemption as provided in Section 4.01(b)(3) of the Indenture. After any such declaration of acceleration, the Trustee shall immediately take such actions as necessary to realize moneys under any Credit
Facility.

                 (b) The Trustee shall have access to and the right to inspect, examine and make copies of the books and records and any and all accounts, data and federal income tax and other tax returns of the Borrower.

                 (c) The City or the Trustee may take whatever action at law or in equity as may be necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement.

                The provisions of clause (a) of the preceding paragraph, however, are subject to the condition that if, at any time after the loan shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, there shall have been deposited with the Trustee a sum sufficient (together with any amounts held in the Bond Fund) to pay all the principal of the Bonds matured prior to such declaration and all matured installments of interest (if any) upon all the Bonds, with interest on such overdue installments of principal as provided herein, and the reasonable expenses of the Trustee, and any and all other defaults known to the Trustee (other than in the payment of principal of and interest on the Bonds due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of the Trustee or provision deemed by the Trustee to be adequate shall have been made therefor, then, and in every such case, the holders of at least a majority in aggregate principal amount of the Bonds then outstanding, by written notice to the City and to the Trustee, may, on behalf of the holders of all the Bonds, rescind and annul such declaration and its consequences and waive such default; provided that no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power consequent thereon; and provided further that there shall not be rescinded or annulled any such declaration which follows an event described in Section 6.1(d) without the written consent of the Credit Provider.

                 In case the Trustee or the City shall have proceeded to enforce its rights under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the City, then, and in every such case, the Borrower, the Trustee and the City shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Borrower, the Trustee and the City shall continue as though no such action had been taken (provided, however, that any settlement of such proceedings duly entered into by the City, the Trustee or the Borrower shall not be disturbed by reason of this provision).

                 In case the Borrower shall fail forthwith to pay amounts due by reason of this Section 6.2 upon demand of the Trustee, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Borrower and collect in the manner provided by law the moneys adjudged or decreed to be payable.

                In case proceedings shall be pending for the bankruptcy or for the reorganization of the Borrower under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Borrower or in the case of any other similar judicial proceedings relative to the Borrower, or the creditors or property of the Borrower, then the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Borrower, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute such amounts as provided in the Indenture after the deduction of its charges and expenses. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including expenses and fees of counsel incurred by it up to the date of such distribution.

                SECTION 6.3. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Borrower should default under any of the provisions of this Agreement and the City or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower agrees to pay to the City or the Trustee the reasonable fees of such attorneys and such other expenses so incurred by the City or the Trustee.

                SECTION 6.4. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the City or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the City or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.
 Such rights and remedies as are given the City hereunder shall also extend to the Trustee, and the Trustee and the holders of the Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained.

                SECTION 6.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement or covenant contained in this Agreement should be breached by the Borrower and thereafter waived by the City or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


                                    ARTICLE VII

                                     PREPAYMENT

                SECTION 7.1. REDEMPTION OF BONDS WITH PREPAYMENT MONEYS. By virtue of the assignment of certain of the rights of the City under this Agreement to the Trustee as is provided in Section 4.4 hereof, the Borrower agrees to and shall pay directly to the Trustee any amount permitted or required to be paid by it under this Article VII. The Trustee shall use the moneys so paid to it by the Borrower to effect redemption of the Bonds in accordance with Article IV of the Indenture on the date specified for such redemption pursuant to Section 7.5 hereof.

                SECTION 7.2. OPTIONS TO PREPAY INSTALLMENTS. The Borrower shall have the option to prepay the amounts payable under
Section 4.2 hereof, in whole or in part, by paying to the Trustee, for deposit in the Bond Fund, the amount set forth in Section 7.4 hereof, under the circumstances set forth in Section 4.01(a) of the Indenture; provided, however, that if any event specified in Section 4.01(a)(1)(A) through (D) of the Indenture gives rise to the Borrower's exercise of its option to prepay such amounts payable hereunder, the amount of such loan payment prepaid shall not exceed the original cost of the portion of the Project affected by such event.

                SECTION 7.3. MANDATORY PREPAYMENT. (a) The Borrower shall have and hereby accepts the obligation to prepay Repayment Installments to the extent mandatory redemption of the Bonds is required pursuant to Section 4.01(b) of the Indenture. The Borrower shall satisfy its obligation hereunder by prepaying such Repayment Installments within one hundred eighty (180) days after the occurrence of any event set forth in paragraphs (1) through (3) of said
Section 4.01(b) giving rise to such required prepayment, and immediately upon the occurrence of any event set forth in paragraph (3) thereof giving rise to such required prepayment. The amount payable by the Borrower in the event of a prepayment required by this Section shall be determined as set forth in Section 7.4 and shall be deposited in the Bond Fund.

                SECTION 7.4. AMOUNT OF PREPAYMENT. In the case of a prepayment of the entire amount due hereunder pursuant to Section 7.2 or
7.3 hereof, the amount to be paid shall be a sum sufficient, together with other funds and the yield on any securities deposited with the Trustee and available for such purpose, to pay (1) the principal of all Bonds outstanding on the redemption date specified in the notice of redemption, plus interest accrued and to accrue to the payment or redemption date of the Bonds, plus premium, if any, pursuant to the Indenture, (2) all reasonable and necessary fees and expenses of the City, the Trustee, the Registrar, the Tender Agent and any Paying Agent accrued and to accrue through final payment of the Bonds, and (3) all other liabilities of the Borrower accrued and to accrue under this Agreement.

                 In the case of partial prepayment of the Repayment Installments, the amount payable shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal amount of and premium, if any, and accrued interest on the Bonds to be redeemed, as provided in the Indenture, and to pay expenses of redemption of such Bonds.

                SECTION 7.5. NOTICE OF PREPAYMENT. The Borrower shall give forty-five days' prior written notice to the City and the Trustee specifying the date upon which any prepayment pursuant to this
Article VII will be made. If, in the case of a mandatory prepayment pursuant to Section 7.3 hereof, the Borrower fails to give such notice of a prepayment required by this Section 7.5, such notice may be given by the City or by any holder or holders of ten percent (10%) or more in aggregate principal amount of the Bonds Outstanding, and shall be given by the Trustee, but solely at the times and under the circumstances provided in Section 4.01(b) of the Indenture. The City and the Trustee, at the request of the Borrower or any such Bondholder or Bondholders, shall forthwith take all steps necessary under the applicable provisions of the Indenture (except that the City shall not be required to make payment of any money required for such redemption) to effect redemption of all or part of the then outstanding Bonds, as the case may be, on the earliest practicable date thereafter on which such redemption may be made under applicable provisions of the Indenture.

                Notwithstanding anything to the contrary in this Agreement, each notice contemplated in this Section 7.5 that is given with respect to an optional prepayment pursuant to Section 7.2 hereof may state that it is subject to and conditional upon receipt by the Trustee on or prior to the proposed prepayment date of amounts sufficient to effect such prepayment and, if a notice so states, such notice shall be of no force and effect and the prepayment need not be made and the Repayment Installments will not become due and payable on the proposed prepayment date unless such amounts are so received on or prior to the proposed prepayment date.


                                    ARTICLE VIII

                    NON-LIABILITY OF CITY; EXPENSES; INDEMNIFICATION

                SECTION 8.1. NON-LIABILITY OF CITY. The City shall not be obligated to pay the principal of, or premium, if any, or interest on the Bonds, or to discharge any other financial liability (including but not limited to financial liability under Section 5.6 hereof) in connection herewith, except from Revenues. The Borrower hereby acknowledges that the City's sole source of moneys to repay the Bonds will be provided by the payments made by the Borrower pursuant to this Agreement (excluding payments to the City or the Trustee pursuant to Section 4.2(b), 4.2(c), 4.2(e), 5.6, 6.3, 8.2 and 8.3 of this
Agreement), together with other Revenues, including investment income on certain funds and accounts held by the Trustee under the Indenture, and hereby agrees that if the payments to be made hereunder shall ever prove insufficient to pay all principal of, and premium, if any, and interest on the Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise), then upon notice from the Trustee, the Borrower shall pay such amounts as are required from time to time to prevent any deficiency or default in the payment of such principal, premium or interest, including, but not limited to, any deficiency caused by acts, omissions, nonfeasance or malfeasance on the part of the Trustee, the Borrower, the City or any third party.

                SECTION 8.2. EXPENSES. The Borrower covenants and agrees to pay within fifteen (15) days after billing therefor and to indemnify the City and the Trustee against all costs and charges, including fees and disbursements of attorneys, accountants, consultants, including financial consultants, engineers and other experts incurred, in the absence of willful misconduct, in connection with this Agreement, the Bonds or the Indenture. The City shall notify the Borrower in writing prior to engaging any professional or expert for which the City plans to bill the Borrower.

                SECTION 8.3. INDEMNIFICATION. The Borrower releases the City and the Trustee from, and covenants and agrees that neither the City nor the Trustee shall be liable for, and covenants and agrees, to the extent permitted by law, to indemnify, defend and hold harmless the City and the Trustee and their officers, employees and agents from and against, any and all losses, claims, damages, liabilities or expenses, of every conceivable kind, character and nature whatsoever arising out of, resulting from or in any way connected with (1) the Project, or the conditions, occupancy, use, possession, conduct or management of, or work done in or about, or from the planning, design, acquisition, installation or construction of the Project or any part thereof; (2) the issuance of any Bonds or any certifications, covenants or representations made in connection therewith and the carrying out of any of the transactions contemplated by the Bonds, the Indenture and this Agreement; (3) the Trustee's acceptance or administration of the trusts under the Indenture, or the exercise or performance of any of its powers or duties under the Indenture or this Agreement; or (4) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, in any official statement or other offering circular utilized by the City or any underwriter or placement agent in connection with the sale of any Bonds; provided that such indemnity shall not be required for damages that result from negligence or willful misconduct on the part of the party seeking such indemnity. The indemnity of the Trustee required by this Section shall be only to the extent that any loss sustained by the Trustee exceeds the net proceeds the Trustee receives from any insurance carried with respect to the loss sustained. The Borrower further covenants and agrees, to the extent permitted by law, to pay or to reimburse the City and the Trustee and their officers, employees and agents for any and all reasonable costs, including but not limited to attorneys fees, liabilities or expenses incurred in connection with investigating, defending against or otherwise in connection with any such losses, claims, damages, liabilities, expenses or actions, except to the extent that the same arise out of the negligence or willful misconduct of the party claiming such payment or reimbursement. The provisions of this Section shall survive the retirement of the Bonds or resignation or removal of the Trustee.


                                    ARTICLE IX

                                  MISCELLANEOUS

                SECTION 9.1. NOTICES. All notices, certificates or other communications shall be deemed sufficiently given on the second day following the day on which the same have been mailed by first class mail, postage prepaid, addressed to the City, the Borrower or the Trustee, as the case may be, as set forth in the Indenture. A duplicate copy of each notice, certificate or other communication given hereunder by either the City or the Borrower to the other shall also be given to the Trustee. The City, the Borrower and the Trustee may, by notice given hereunder, designate any different addresses to which subsequent notices, certificates or other communications shall be sent.

                SECTION 9.2. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

                SECTION 9.3. EXECUTION OF COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; provided, however, that for purposes of perfecting a security interest in this Agreement under Article 9 of the California Uniform Commercial Code, only the counterpart delivered, pledged, and assigned to the Trustee shall be deemed the original.

                SECTION 9.4. AMENDMENTS, CHANGES AND MODIFICATIONS. Except as otherwise provided in this Agreement or the Indenture, subsequent to the initial issuance of Bonds and prior to their payment in full, or provision for such payment having been made as provided in the Indenture, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee.

                SECTION 9.5. GOVERNING LAW. This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State of California.

                SECTION 9.6. AUTHORIZED BORROWER REPRESENTATIVE. Whenever under the provisions of this Agreement the approval of the Borrower is required or the City or the Trustee is required to take some action at the request of the Borrower, such approval or such request shall be given on behalf of the Borrower by an Authorized Borrower Representative, and the City and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.

                SECTION 9.7. TERM OF THE AGREEMENT. This Agreement shall be in full force and effect from the date hereof and shall continue in effect as long as any of the Bonds are outstanding or the Trustee holds any moneys under the Indenture, whichever is later; provided, however, that the rights of the Trustee and the City under
Section 8.2 and 8.3 hereof shall survive the termination of this Agreement, the retirement of the Bonds and the removal or resignation of the Trustee. All representations and certifications by the Borrower as to all matters affecting the Tax-Exempt status of the Bonds shall survive the termination of this Agreement.

                SECTION 9.8. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the City, the Borrower, the Trustee and their respective successors and assigns; subject, however, to the limitations contained in Section 5.2 hereof.


                IN WITNESS WHEREOF, the City of Chula Vista has caused this Agreement to be executed in its name and its seal to be hereunto affixed and attested by its duly authorized officers, and San Diego Gas & Electric Company has caused this Agreement to be executed in its name and its seal to be hereunto affixed by its duly authorized officers, all as of the date first above written.

                                                     CITY OF CHULA VISTA




                                   By___________________________________
                                                    Mayor
[SEAL]

Attest:



____________________________________
City Clerk

APPROVED AS TO FORM:



Ann Y. Moore
Acting City Attorney



By__________________________________

                                        SAN DIEGO GAS & ELECTRIC COMPANY



                                        By______________________________
                                              Senior Vice President,
[SEAL]                                       Chief Financial Officer and
Treasurer

Attest:



__________________________________
Assistant Secretary


                                    EXHIBIT A

                           Description of the Project

Local Electric Facilities

                    Acquisition and construction of additions and improvements to the Borrower's electric distribution facilities (12 KV and under) and related substations, and customer service connections located within the Borrower's electric retail service area, required by the Borrower to provide for the transfer and distribution of electric energy to its customers located therein, including all necessary poles, foundations, cable, conduit, transformers, switches, controls, meters, substations, land and land-rights and other like facilities and equipment, as well as necessary other equipment required for the proper installation, protection, maintenance, control and operation of the foregoing local electric distribution facilities. These facilities will be required to meet the needs of new customers, maintain and improve system capabilities, and make overhead to underground conversions.

Local Gas Facilities

                     Acquisition and construction of additions and improvements to the Borrower's gas distribution (operating at pressures at or below 400 psig) facilities, located within its gas retail service area in San Diego County, required for the distribution of gas for delivery to the Borrower's customers located therein. Such facilities include the acquisition and construction of new, high-pressure distribution mains, and new customer service lines or the extension, replacement or relocation of such existing mains or portions or components thereof, regulator stations controlling the passage of gas from distribution mains of higher pressure to distribution mains of lower pressure and the volume and pressure of gas within the mains, together with all necessary valves, controls, meters, and other measuring and regulating devices, and facilities, plant, property, and other equipment and improvements (including land and land-rights) necessary for the installation, protection, maintenance, control and operation of the foregoing.